Independent Auditors' Consent


We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement (No. 2-84751) of The 59 Wall Street Money Market Fund (a series of The 59 Wall Street Trust) of our report dated August 9, 1996, appearing in the Annual Report to Shareholders for the year ended June 30, 1996, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is part of such Registration Statement.




/s/DELOITTE & TOUCHE LLP


Boston, Massachusetts
October 29, 1996